UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 18, 2022

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Election. On May 18, 2022, the Board of Directors (the “Board”) of American Tower Corporation (the “Company”) appointed Kelly C. Chambliss to the Compensation Committee of the Board. The Board had previously elected Ms. Chambliss as a director on March 10, 2022.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held virtually on May 18, 2022. At the Annual Meeting, the Company's stockholders elected thirteen individuals to the Board and approved Proposals 2 and 3. The proposals are described in more detail in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2022.

The final results of the stockholder voting regarding each proposal were as follows:

1. Election of the following directors for the ensuing year or until their successors are elected and qualified.

Nominee	Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
Thomas A. Bartlett	386,349,953	1,729,139	523,082	23,584,052
Kelly C. Chambliss	387,694,056	389,879	518,239	23,584,052
Teresa H. Clarke	386,742,604	1,344,915	514,655	23,584,052
Raymond P. Dolan	377,353,070	10,722,085	527,019	23,584,052
Kenneth R. Frank	386,724,496	1,349,372	528,306	23,584,052
Robert D. Hormats	380,742,860	7,329,081	530,233	23,584,052
Grace D. Lieblein	385,610,307	2,477,656	514,211	23,584,052
Craig Macnab	384,717,612	3,357,168	527,394	23,584,052
JoAnn A. Reed	371,910,504	16,176,942	514,728	23,584,052
Pamela D.A. Reeve	368,404,029	19,682,774	515,371	23,584,052
David E. Sharbutt	373,353,606	14,719,529	529,039	23,584,052
Bruce L. Tanner	386,722,003	1,350,961	529,210	23,584,052
Samme L. Thompson	372,323,078	15,750,584	528,512	23,584,052

2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
392,637,770	19,347,724	200,732	—

3. Approval, on an advisory basis, of the Company’s executive compensation.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
372,812,184	14,647,311	1,142,679	23,584,052

Item 8.01    Other Events.

On May 19, 2022, the Company issued a press release (the “Press Release”) announcing that the Board declared a cash distribution of $1.43 per share of the Company’s common stock, payable on July 8, 2022 to the stockholders of record at the close of business on June 17, 2022.

A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	May 19, 2022	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer